Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	DALLAS
HOUSTON, TEXAS	DUBAI
77002-4995	HONG KONG
HOUSTON
TEL +1	LONDON
713.229.1234	MOSCOW
FAX +1	NEW YORK
713.229.1522	RIYADH
www.bakerbotts.com	WASHINGTON

October 30, 2006

KBR, Inc.

601 Jefferson Street

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-1 (File No. 333-133302) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by KBR, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering and sale of 27,840,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with up to 4,176,000 additional shares of Common Stock (the “Additional Shares”) pursuant to the underwriters’ over-allotment option as described in the Registration Statement, certain legal matters in connection with the Shares and the Additional Shares are being passed upon for you by us. We understand, and have assumed in the opinion set forth below, that the Shares and any Additional Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and its exhibits, the form of Underwriting Agreement filed as an exhibit to the Registration Statement, the Restated Certificate of Incorporation and Bylaws of the Company, in each case as amended to date, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. We have assumed in the opinion set forth below, that the Board of Directors of the Company has authorized the issuance and sale of the Shares and any Additional Shares and has authorized a special pricing committee of the Board of Directors of the Company to determine the price at which the Shares and any Additional Shares are to be sold to the underwriters by the Company, and that the special pricing committee of the Board of Directors of the Company has determined the price at which the Shares and any Additional Shares are to be sold to the underwriters by the Company pursuant to the terms of the Underwriting Agreement.

KBR, Inc.	October 30, 2006

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, upon the issuance and sale by the Company of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, the Shares and any Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

We limit the opinions we express above in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

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